Exhibit 99.1

Corsair Gaming Reports Fourth Quarter and Full Year 2023 Financial Results

Delivers 16% Q4 YoY Revenue Growth in Gamer and Creator Peripherals, with 6% Growth in Total FY23 Revenue, and Over 100% Growth in FY23 Adjusted EBITDA

MILPITAS, CA, February 13, 2024 – Corsair Gaming, Inc. (Nasdaq: CRSR) (“Corsair” or the “Company”), a leading global provider and innovator of high-performance products for gamers, streamers, content-creators, and gaming PC builders, today announced financial results for the fourth quarter and full year ended December 31, 2023, as well as guidance for 2024.

Fourth Quarter 2023 Select Financial Metrics

•
Net revenue was $417.3 million compared to $363.2 million in the third quarter of 2023 and $398.7 million in the fourth quarter of 2022. Gaming Components and Systems segment net revenue was $280.5 million compared to $272.8 million in the third quarter of 2023 and $280.9 million in the fourth quarter of 2022, while Gamer and Creator Peripherals segment net revenue was $136.8 million compared to $90.4 million in the third quarter of 2023 and $117.8 million in the fourth quarter of 2022.
•
Net income attributable to common shareholders was $6.2 million, or net income of $0.06 per diluted share, compared to a net loss of $3.1 million, or a net loss of $0.03 per diluted share, in the third quarter of 2023 and net income of $12.5 million, or net income of $0.12 per diluted share, in the fourth quarter of 2022.
•
Adjusted net income was $23.2 million, or net income of $0.22 per diluted share, compared to adjusted net income of $13.4 million, or net income of $0.13 per diluted share in the third quarter of 2023 and adjusted net income of $20.7 million, or net income of $0.20 per diluted share, in the fourth quarter of 2022.
•
Adjusted EBITDA was $33.7 million, compared to $23.0 million in the third quarter of 2023, and $32.0 million in the fourth quarter of 2022.
•
Cash and restricted cash was $178.6 million as of December 31, 2023.

Full Year 2023 Select Financial Metrics

•
Net revenue was $1,459.9 million in 2023 compared to $1,375.1 million in 2022. Gaming Components and Systems segment net revenue was $1,065.0 million in 2023 compared to $937.3 million in 2022, while Gamer and Creator Peripherals segment net revenue was $394.9 million in 2023 compared to $437.8 million in 2022.
•
Net income attributable to common shareholders was $3.2 million, or net income of $0.03 per diluted share for the full year 2023, compared to a net loss of $60.9 million, or a net loss of $0.63 per diluted share, for the full year 2022.

•
Adjusted net income was $58.3 million, or net income of $0.55 per diluted share for the full year 2023, compared to adjusted net income of $18.4 million, or net income of $0.18 per diluted share for the full year 2022.
•
Adjusted EBITDA was $95.1 million in 2023, compared to $46.5 million for the full year 2022.

Definitions of the non-GAAP financial measures used in this press release and reconciliations of such measures to their nearest GAAP equivalents are included below under the heading “Use and Reconciliation of Non-GAAP Financial Measures.”

Andy Paul, Chief Executive Officer of Corsair, stated, “I am really excited to see that the gaming market is now showing signs of growth again after relaxing back from the surge that occurred during the pandemic. Consumer spending during the recent holiday period was better than we expected and we see that the high inventory levels at our competitors that were causing heavy discounting are generally back to normal. We saw a 16% year over year increase in our Gamer and Creator Peripherals segment for Q4 2023, which is a reflection of the market returning to growth and also Corsair gaining market share.”

“I am also very pleased with our overall performance for the full year. In Q1 2023, we were still lapping a quarter where most people were working at home but for the last three quarters of 2023 we saw overall growth of 11%. We launched some really exciting products during 2023, and many were sold out during Q4 2023, including our new PC controller, our new Elgato teleprompter, our new headsets and our new line of power supplies. In fact, we were airfreighting many of these products into our hubs during much of Q4 2023 to meet demand. We also launched our Elgato Marketplace, which sells apps and plug-ins for our Stream Deck, and has products from both us and third party developers. This is doing better than expected and already 35% of the Stream Deck installed base have opened accounts on the marketplace website.”

“The gaming hardware market in the United States and Europe, where we have most of our business, is now at a level between 30% and 50% bigger than pre-pandemic years. Looking forward to 2024, we expect that the Gaming Components and Systems segment will be similar to last year since we are mid-cycle for new GPUs and the next big GPU launch and demand surge is likely to be 2025. For the Gamer and Creator Peripherals segment, we expect significant growth, especially from new products we recently launched and more that we are about to launch. In addition, we plan to enter two new product categories in 2024, sim racing and mobile controllers. We expect the overall gaming market to now enter a new growth phase as we enter a refresh cycle from the surge of consumer spending that occurred during the shelter at home years. This plus our anticipated market share gains should help to position us over the next few years, as we strive to reach over $2 billion in revenue with double-digit percentage EBITDA margins.”

Michael G. Potter, Chief Financial Officer of Corsair, stated, “We more than doubled our adjusted EBITDA to $95.1 million from $46.5 million in 2022, and turned profitable on a GAAP basis with earnings per share to $0.03 per diluted share from a loss of $0.63 per diluted share in 2022, with adjusted earnings per share tripling to $0.55 per diluted share from $0.18 per diluted share in 2022. Gross margin increased by 310 basis points to 24.7 percent for 2023 from 21.6 percent in 2022, with our Gamer and Creator Peripherals segment gross margin increasing 510 basis points to 33.7 percent from 28.6 percent in 2022, and our Gaming Components and Systems gross margin increasing 300 basis points to 21.3 percent from 18.3 percent in 2022. We benefitted from demand for new products, reduced promotional activities and improved inventory levels as we continued to work towards our long-term target gross margin levels. With regard to inventory, we have returned to target levels in both the channel and our warehouses, and we are actually light in some categories, including some of our more recent product launches. We expect to build on this positive momentum in 2024, with a strong demand outlook for our new products, improved profitability and continued growth in adjusted EBITDA. Our strong cash position and our reduction of face value of debt to below $200 million positions us well to continue to invest in our business.”

Financial Outlook

For the full year 2024, Corsair’s financial outlook reflects cautious optimism. Corsair expects revenue growth to improve through 2024, with a further improvement in adjusted EBITDA led by an additional improvement in margin, stabilized shipping costs and continued tight operating expense controls.

•
Net revenue to be in the range of $1.45 billion to $1.60 billion.
•
Adjusted operating income to be in the range of $92 million to $112 million.
•
Adjusted EBITDA to be in the range of $105 million to $125 million.

Certain non-GAAP measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. We are unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, amortization, and other items. The unavailable information could have a significant impact on our GAAP financial results.

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement.

Recent Developments

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Further expanded the iCUE LINK Ecosystem, with the introduction of new flagship all-in-one coolers. Answering the DIY PC builders’ call, Corsair’s iCUE LINK H100i, H150i, and H170i LCD AIO coolers come in radiator sizes of 240mm, 360mm and 420mm. Boasting a 2.1-inch IPS LCD screen with a 480 x 480 resolution screen capable of displaying real-time coolant temperatures, images, and animated GIFs. iCUE LINK QX120 and QX140 RGB fans feature 34 individually addressable LEDs.
•
Introduced the iCUE LINK Hydro X, an innovative new flagship of the Pump/Reservoir Combo lineup. The iCUE LINK XD5 RGB ELITE LCD features a 2.1-inch IPS LCD screen with a fully customizable display. iCUE LINK XG7 RGB 40-Series GPU Water Blocks, the Hydro X Series is now integrated with the iCUE LINK ecosystem, making building a world-class custom loop easier than ever.
•
Unveiled its fastest SSD ever, the MP700 PRO, utilizing the PCIe 5.0 interface to offer sequential read speeds of up 12,400MB/sec and writes of up to 11,800MB/sec. Available with three different cooling options, to ensure users have the best option for their systems. Corsair also launched the MP600 MICRO, a small form factor SSD that’s compatible with the Lenovo Legion Go handheld gaming PC.
•
Debuted the K70 CORE RGB mechanical keyboard. Designed with pre-lubricated CORSAIR MLX Red Linear ultra-responsive mechanical switches, the K70 provides a refined playing and typing experience. Two layers of sound dampening foam produce satisfying acoustics and feel, eliminating annoying pings and clacks that take you out of the game, all at a competitive price point and made with 85% post-consumer recycled plastic.
•
M75 AIR ultra-lightweight wireless mouse: Weighing just 60g, the new symmetrically shaped M75 AIR offers comfort and control for all grip types, and provides a smooth glide on any playing surface. Precise CORSAIR MARKSMAN 26K DPI optical sensor tracks micro adjustments flawlessly, with a long-lasting battery providing up to 100 hours of use over Bluetooth between charges, and fast charges from 0–100% in 75 minutes.

Conference Call and Webcast Information

Corsair will host a conference call to discuss the fourth quarter and full year 2023 financial results today at 2:00 p.m. Pacific Time. The conference call will be accessible on Corsair’s Investor Relations website at https://ir.corsair.com, or by dialing 1-877-407-0784 (USA) or 1-201-689-8560 (International) with conference ID 13743931. A replay will be available approximately 3 hours after the live call ends on Corsair's Investor Relations website, or through February 20, 2024 by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International), with passcode 13743931.

About Corsair Gaming

Corsair (Nasdaq: CRSR) is a leading global developer and manufacturer of high-performance products and technology for gamers, content creators, and PC enthusiasts. From award-winning PC components and peripherals, to premium streaming equipment and smart ambient lighting, Corsair delivers a full ecosystem of products that work together to enable everyone, from casual gamers to committed professionals, to perform at their very best. Corsair also sells products under its Elgato brand, which provides premium studio equipment and accessories for content creators, SCUF Gaming brand, which builds custom-designed controllers for competitive gamers, Drop, the leading community-driven mechanical keyboard brand and ORIGIN PC brand, a builder of custom gaming and workstation desktop PCs.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Corsair’s expectations regarding market headwinds and tailwinds; its expectations regarding 2024 and 2025; statements regarding new product launches and the entry into new product categories; and 2024 resulting in strong demand for Corsair’s products and improved profitability and continued growth in adjusted EBITDA; its estimated full year 2024 net revenue, adjusted operating income and adjusted EBITDA; and whether and when Corsair will reach revenue over $2 billion with double-digit percentage EBITDA margins. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: current macroeconomic conditions, including the impacts of high inflation and risk of recession on demand for our products, consumer confidence and financial markets generally; the lingering impacts and future outbreaks of the COVID-19 pandemic and its impacts on our operations and the operations of our manufacturers, retailers and other partners, as well as its impacts on the economy overall, including capital markets; our ability to build and maintain the strength of our brand among gaming and streaming enthusiasts and our ability to continuously develop and successfully market new products and improvements to existing products; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units as well as sophisticated new video games; fluctuations in operating results; the risk that we are not able to compete with competitors and/or that the gaming industry, including streaming and esports, does not grow as expected or declines; the loss or inability to attract and retain key management; the impacts from geopolitical events and unrest; delays or disruptions at our or third-parties’ manufacturing and distribution facilities; our ability to successfully integrate any companies or assets we have acquired or may acquire; currency exchange rate fluctuations or international trade disputes resulting in our products becoming relatively more expensive to our overseas customers or resulting in an increase in our manufacturing costs; and the other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 to be filed with the Securities and Exchange Commission (“SEC”) and our subsequent filings with the SEC. Copies of each filing may be obtained from us or the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter and year ended December 31, 2023 are also not necessarily indicative of our operating results for any future periods.

Use and Reconciliation of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents certain non-GAAP financial information, including adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and adjusted EBITDA. These are important financial performance measures for us, but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per share and adjusted EBITDA to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider it useful in measuring our ability to meet our debt service obligations.

Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to net revenue, operating income (loss), net income (loss), cash provided by operating activities, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

We calculate these non-GAAP financial measures as follows:

•
Adjusted operating income (loss), non-GAAP, is determined by adding back to GAAP operating income (loss), the impact from amortization, stock-based compensation, inventory reserve in excess of normal run rate to address overhang in the channel, certain acquisition-related and integration-related costs, acquisition accounting impact related to recognizing acquired inventory at fair value, restructuring costs, non-deferred offering costs and other costs.

•
Adjusted net income (loss), non-GAAP, is determined by adding back to GAAP net income (loss), the impact from amortization, stock-based compensation, inventory reserve in excess of normal run rate to address overhang in the channel, certain acquisition-related and integration-related costs, acquisition accounting impact related to recognizing acquired inventory at fair value, restructuring costs, asset impairment charge, non-deferred offering costs and other costs, and the related tax effects of each of these adjustments.
•
Adjusted net income (loss) per diluted share, non-GAAP, is determined by dividing adjusted net income (loss), non-GAAP by the respective weighted average shares outstanding, inclusive of the impact of other dilutive securities.
•
Adjusted EBITDA is determined by adding back to GAAP net income (loss), the impact from amortization, stock-based compensation, depreciation, interest expense, net, inventory reserve in excess of normal run rate to address overhang in the channel, certain acquisition-related and integration-related costs, acquisition accounting impact related to recognizing acquired inventory at fair value, restructuring costs, asset impairment charge, non-deferred offering costs, tax expense (benefit), and other costs.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Investor Relations Contact: Ronald van Veen ir@corsair.com 510-578-1407	Media Contact: David Ross david.ross@corsair.com +4411 8208 0542

Corsair Gaming, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Net revenue	$417,286	$398,730	$1,459,875	$1,375,098
Cost of revenue	314,612	300,873	1,099,612	1,078,466
Gross profit	102,674	97,857	360,263	296,632
Operating expenses:
Sales, general and administrative	73,831	68,476	285,313	284,932
Product development	16,719	15,741	65,261	66,493
Total operating expenses	90,550	84,217	350,574	351,425
Operating income (loss)	12,124	13,640	9,689	(54,793)
Other (expense) income:
Interest expense	(4,351)	(3,871)	(17,420)	(9,560)
Interest income	1,645	374	6,839	374
Other (expense) income, net	(1,261)	(1,583)	(2,587)	213
Total other expense, net	(3,967)	(5,080)	(13,168)	(8,973)
Income (loss) before income taxes	8,157	8,560	(3,479)	(63,766)
Income tax (expense) benefit	(581)	(1,442)	2,442	9,820
Net income (loss)	7,576	7,118	(1,037)	(53,946)
Less: Net income attributable to noncontrolling interest	595	409	1,553	442
Net income (loss) attributable to Corsair Gaming, Inc.	$6,981	$6,709	$(2,590)	$(54,388)

Calculation of net income (loss) per share attributable to common stockholders of Corsair Gaming, Inc.:
Net income (loss) attributable to Corsair Gaming, Inc.	$6,981	$6,709	$(2,590)	$(54,388)
Change in redemption value of redeemable noncontrolling interest	(758)	5,794	5,777	(6,536)
Net income (loss) attributable to common stockholders of Corsair Gaming, Inc.	$6,223	$12,503	$3,187	$(60,924)

Net income (loss) per share attributable to common stockholders of Corsair Gaming, Inc.:
Basic	$0.06	$0.13	$0.03	$(0.63)
Diluted	$0.06	$0.12	$0.03	$(0.63)
Weighted-average common shares outstanding:
Basic	103,058	98,485	102,482	96,280
Diluted	106,220	102,340	106,276	96,280

Corsair Gaming, Inc.

Segment Information

(Unaudited, in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Net revenue:
Gamer and Creator Peripherals	$136,828	$117,832	$394,881	$437,817
Gaming Components and Systems	280,458	280,898	1,064,994	937,281
Total Net Revenue	$417,286	$398,730	$1,459,875	$1,375,098

Gross Profit:
Gamer and Creator Peripherals	$50,897	$39,674	$132,982	$125,079
Gaming Components and Systems	51,777	58,183	227,281	171,553
Total Gross Profit	$102,674	$97,857	$360,263	$296,632

Gross Margin:
Gamer and Creator Peripherals	37.2%	33.7%	33.7%	28.6%
Gaming Components and Systems	18.5%	20.7%	21.3%	18.3%
Total Gross Margin	24.6%	24.5%	24.7%	21.6%

Corsair Gaming, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	December 31, 2023	December 31, 2022

Assets
Current assets:
Cash and restricted cash	$178,325	$153,827
Accounts receivable, net	253,268	235,656
Inventories	240,172	192,717
Prepaid expenses and other current assets	39,824	40,593
Total current assets	711,589	622,793
Restricted cash, noncurrent	239	233
Property and equipment, net	32,212	34,927
Goodwill	354,705	347,747
Intangible assets, net	188,009	216,255
Other assets	70,709	75,290
Total assets	$1,357,463	$1,297,245
Liabilities
Current liabilities:
Debt maturing within one year, net	$12,190	$6,495
Accounts payable	239,957	172,033
Other liabilities and accrued expenses	166,340	164,470
Total current liabilities	418,487	342,998
Long-term debt, net	186,006	232,170
Deferred tax liabilities	17,395	18,054
Other liabilities, noncurrent	41,595	48,589
Total liabilities	663,483	641,811
Temporary equity
Redeemable noncontrolling interest	15,937	21,367
Permanent equity
Corsair Gaming, Inc. stockholders’ equity:
Common stock and additional paid-in capital	630,652	593,496
Retained earnings	40,410	37,223
Accumulated other comprehensive loss	(3,487)	(6,881)
Total Corsair Gaming, Inc. stockholders’ equity	667,575	623,838
Nonredeemable noncontrolling interest	10,468	10,229
Total permanent equity	678,043	634,067
Total liabilities, temporary equity and permanent equity	$1,357,463	$1,297,245

Corsair Gaming, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$7,576	$7,118	$(1,037)	$(53,946)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	7,628	5,281	30,873	22,158
Depreciation	3,194	3,033	12,210	10,728
Amortization	9,483	8,871	38,488	42,795
Debt issuance costs amortization	280	124	679	398
Deferred income taxes	1,392	(2,184)	(6,332)	(21,736)
Other	1,490	2,748	3,584	4,469
Changes in operating assets and liabilities:
Accounts receivable	384	(77,517)	(17,686)	55,845
Inventories	(4,018)	56,917	(39,470)	111,288
Prepaid expenses and other assets	6,453	8,400	1,902	1,268
Accounts payable	23,863	8,163	62,150	(65,928)
Other liabilities and accrued expenses	(632)	293	3,792	(40,950)
Net cash provided by operating activities	57,093	21,247	89,153	66,389
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	—	(14,220)	(19,534)
Payment of deferred and contingent consideration	—	(90)	—	(185)
Purchase of property and equipment	(1,977)	(6,465)	(12,761)	(26,315)
Investment in available-for-sale convertible note	—	—	—	(1,000)
Net cash used in investing activities	(1,977)	(6,555)	(26,981)	(47,034)
Cash flows from financing activities:
Repayment of debt and debt issuance costs	(24,750)	(5,466)	(41,000)	(9,483)
Borrowings from line of credit	—	75,500	—	701,500
Repayments of line of credit	—	(75,500)	—	(701,500)
Proceeds from public offering, net of underwriting discounts and commissions and other offering costs	—	81,359	(497)	81,359
Proceeds from issuance of shares through employee equity incentive plans	659	2,883	7,449	7,015
Payment of taxes related to net share settlement of equity awards	(91)	(133)	(1,409)	(1,532)
Dividend paid to noncontrolling interest	—	(2,107)	(980)	(4,312)
Payment of contingent consideration	—	—	(950)	(438)
Net cash provided by (used in) financing activities	(24,182)	76,536	(37,387)	72,609
Effect of exchange rate changes on cash	(140)	1,150	$(281)	$(3,284)
Net increase in cash and restricted cash	30,794	92,378	24,504	88,680
Cash and restricted cash at the beginning of the period	147,770	61,682	154,060	65,380
Cash and restricted cash at the end of the period	$178,564	$154,060	$178,564	$154,060

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Operating Income Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended December 31,	Three Months Ended September 30,	Three Months Ended December 31,	Years Ended December 31,
	2023	2023	2022	2023	2022
Operating Income (loss) - GAAP	$12,124	$(758)	$13,640	$9,689	$(54,793)
Amortization	9,483	9,507	9,430	38,488	43,354
Stock-based compensation	7,628	7,825	5,281	30,873	22,158
Inventory reserve in excess of normal run rate to address overhang in the channel	—	—	—	—	19,489
Acquisition-related and integration-related costs	1,401	1,386	338	3,561	1,134
Acquisition accounting impact related to recognizing acquired inventory at fair value	561	960	—	1,521	282
Restructuring costs	595	709	628	1,304	2,197
Non-deferred offering costs	—	—	—	—	324
Other	—	—	245	—	441
Adjusted Operating Income - Non-GAAP	$31,792	$19,629	$29,562	$85,436	$34,586
As a % of net revenue - GAAP	2.9%	-0.2%	3.4%	0.7%	-4.0%
As a % of net revenue - Non-GAAP	7.6%	5.4%	7.4%	5.9%	2.5%

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Net Income and Net Income Per Share Reconciliations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,	Three Months Ended September 30,	Three Months Ended December 31,	Years Ended December 31,
	2023	2023	2022	2023	2022
Net income (loss) attributable to common stockholders of Corsair Gaming, Inc. (1)	$6,223	$(3,079)	$12,503	$3,187	$(60,924)
Less: Change in redemption value of redeemable noncontrolling interest	(758)	—	5,794	5,777	(6,536)
Net income (loss) attributable to Corsair Gaming, Inc.	6,981	(3,079)	6,709	(2,590)	(54,388)
Add: Net income attributable to noncontrolling interest	595	193	409	1,553	442
Net Income (loss) - GAAP	7,576	(2,886)	7,118	(1,037)	(53,946)
Adjustments:
Amortization	9,483	9,507	9,430	38,488	43,354
Stock-based compensation	7,628	7,825	5,281	30,873	22,158
Inventory reserve in excess of normal run rate to address overhang in the channel	—	—	—	—	19,489
Acquisition-related and integration-related costs	1,401	1,386	338	3,561	1,134
Acquisition accounting impact related to recognizing acquired inventory at fair value	561	960	—	1,521	282
Restructuring costs	595	709	628	1,304	2,197
Asset impairment charge	—	—	1,000	—	1,000
Non-deferred offering costs	—	—	—	—	324
Other	—	—	245	—	441
Non-GAAP income tax adjustment	(4,052)	(4,137)	(3,369)	(16,404)	(17,984)
Adjusted Net Income - Non-GAAP	$23,192	$13,364	$20,671	$58,306	$18,449

Diluted net income (loss) per share:
GAAP	$0.06	$(0.03)	$0.12	$0.03	$(0.63)
Adjusted, Non-GAAP	$0.22	$0.13	$0.20	$0.55	$0.18

Weighted average common shares outstanding - Diluted:
GAAP	106,220	102,863	102,340	106,276	96,280
Adjusted, Non-GAAP	106,220	106,532	102,340	106,276	100,557

(1) Numerator for calculating net income (loss) per share-GAAP

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Adjusted EBITDA Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended December 31,	Three Months Ended September 30,	Three Months Ended December 31,	Years Ended December 31,
	2023	2023	2022	2023	2022
Net Income (loss) - GAAP	$7,576	$(2,886)	$7,118	$(1,037)	$(53,946)
Amortization	9,483	9,507	9,430	38,488	43,354
Stock-based compensation	7,628	7,825	5,281	30,873	22,158
Depreciation	3,194	3,083	3,033	12,210	10,728
Interest expense, net of interest income	2,706	2,529	3,497	10,581	9,186
Inventory reserve in excess of normal run rate to address overhang in the channel	—	—	—	—	19,489
Acquisition-related and integration-related costs	1,401	1,386	338	3,561	1,134
Acquisition accounting impact related to recognizing acquired inventory at fair value	561	960	—	1,521	282
Restructuring costs	595	709	628	1,304	2,197
Asset impairment charge	—	—	1,000	—	1,000
Non-deferred offering costs	—	—	—	—	324
Other	—	—	245	—	441
Tax expense (benefit)	581	(97)	1,442	(2,442)	(9,820)
Adjusted EBITDA - Non-GAAP	$33,725	$23,016	$32,012	$95,059	$46,527
Adjusted EBITDA margin - Non-GAAP	8.1%	6.3%	8.0%	6.5%	3.4%